UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2022

CHARMT, INC.

(Exact Name of Registrant as Specified in its Charter)

NV	333-229830	32-0575017
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 West Flagler Street Suite 900 - #3040 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

+12512629446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On June 27, 2022, as a result of a private transactions, 3,000,000 shares of common stock, $0.001 par value per share (the "Shares") of Charmt, Inc., a Nevada corporation (the "Company"), were transferred from Gediminas Knyzelis to ZHOU XUAN (the “Purchaser”). As a result, the Purchaser became holders of approximately 77.5% of the voting rights of the issued and outstanding share capital of the Company and became the controlling shareholder. The consideration paid for the Shares was $350,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Gediminas Knyzelis released the Company from all debts owed to him.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, the existing director and officer resigned immediately. Accordingly, Gediminas Knyzelis, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, ZHOU XUAN consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director of the Company,

ZHOU XUAN, Chairman/CEO – Age 47, graduated from a secondary school in China in July 1993.

From September 2016 to April 2022, he founded his own company called Guangdong Guochun International Trade Limited focusing on commodity trading in China. He served as the Chairman of the company and was responsible for the leadership, the formulation of marketing strategy and resource integration, while also participated in the company’s financial and accounting works.

Starting from April 2022, he founded Guochun Internet Technology Holding (Hangzhou) Limited, focusing on e-commercial and offline product sales. He served as the Chairman of the company is responsible for the company management, financial and accounting, marketing strategy and daily operation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT dated June 27, 2022, by and between Gediminas Knyzelis and ZHOU XUAN
99.2	DIRECTORS RESOLUTIONS OF CHARMT, INC. dated June 27, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 27, 2022

CHARMT, INC.

/s/ ZHOU XUAN
By:	ZHOU XUAN
Title:	CEO

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